Exhibit 10.18

EXECUTION COPY

[RESOURCE CAPITAL FUNDING II, LLC]

FORBEARANCE AND RESERVATION OF RIGHTS

This FORBEARANCE AND RESERVATION OF RIGHTS (this “Forbearance”), dated as of November 20, 2009, is entered into by and among RESOURCE CAPITAL FUNDING II, LLC (the “Borrower”), LEAF FINANCIAL CORPORATION (the “Servicer”), MORGAN STANLEY ASSET FUNDING INC. (“Morgan Stanley AFI”), as a Lender, and MORGAN STANLEY CAPITAL SERVICES INC. (the “Qualifying Swap Counterparty”).

BACKGROUND

1. The Borrower, the Servicer, Morgan Stanley Bank, N.A. (f/k/a Morgan Stanley Bank), as Collateral Agent, Morgan Stanley AFI, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the Backup Servicer, U.S. Bank National Association, as the Custodian and the Lender’s Bank are parties to the Receivables Loan and Security Agreement, dated as of October 31, 2006 (as amended, supplemented or otherwise modified through the date hereof, the “RLSA”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the RLSA.

2. The Borrower and the Qualifying Swap Counterparty are parties to a Qualifying Interest Rate Swap dated as of December 22, 2006 (as amended, supplemented or otherwise modified through the date hereof, and including all swap transactions entered into pursuant thereto, the “Swap Agreement”).

3. LEAF Capital Funding III, LLC, LEAF Financial Corporation, Morgan Stanley Bank, N.A. (f/k/a Morgan Stanley Bank), Morgan Stanley AFI, The Royal Bank of Scotland plc, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), and U.S. Bank National Association are parties to the Receivables Loan and Security Agreement, dated as of November 1, 2007 (as amended, supplemented or otherwise modified through the date hereof, the “LEAF III RLSA”).

4. The Facility Maturity Date under the RLSA occurred on October 31, 2009.

5. The Borrower and the Servicer have requested that the Lender (the “Forbearing Party”) forbear for a period of time from exercising certain of its rights under the RLSA as set forth in Section 1(a) below. Such Person is willing to agree to such forbearance, subject to the terms and conditions hereof.

6. The Borrower has also requested that the Qualifying Swap Counterparty forbear for a period of time from exercising certain of its rights under the Swap Agreement as set forth in Section 1(b) below. The Qualifying Swap Counterparty is willing to agree to such forbearance, subject to the terms and conditions hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Forbearance.

(a) The Servicer and the Borrower hereby notify the Forbearing Party that the financial statements of LEAF Financial Corporation and its consolidated subsidiaries for the quarter ending September 30, 2009, which were delivered to Morgan Stanley AFI by LEAF Capital Funding III, LLC, pursuant to the LEAF III RLSA, on or about November 16, 2009, showed that LEAF Financial Corporation and its consolidated subsidiaries did not meet the required performance metric described in Section 7.01(y)(C) of the LEAF III RLSA (such condition, the “LEAF III Breach”). As a result of the LEAF III Breach, each of the events set forth on Schedule A attached hereto under the LEAF III RLSA occurred (collectively, the “LEAF III Servicer Profitability Metric”). The occurrence of the LEAF III Servicer Profitability Metric causes each of the events set forth on Schedule B attached hereto solely in connection with the LEAF III Breach (the “LEAF II Servicer Profitability Metric”), and entitles the Forbearing Party to exercise rights and remedies pursuant to the RLSA and the other Transaction Documents absent the forbearance provided for hereunder. For the period commencing on November 20, 2009 and ending on the close of business on December 1, 2009 (the “Forbearance Period”), the Forbearing Party will forbear from exercising its rights and remedies resulting solely from the LEAF II Servicer Profitability Metric. The forbearance provided herein shall not extend to any Event of Default, Program Termination Event or Servicer Default other than the LEAF II Servicer Profitability Metric and all of the Forbearing Party’s rights and remedies with respect thereto are hereby reserved. Further, the forbearance provided herein shall not derogate from the Forbearing Party’s rights to collect, reserve and/or apply proceeds of Pledged Assets to payment of outstanding liabilities as may be specifically provided for in the RLSA and the other Transaction Documents. If the foregoing forbearance is not extended by the Forbearing Parties by the end of the Forbearance Period, the performance metric described in Section 7.01(y)(C) of the LEAF III RLSA is not retroactively amended or the LEAF III Breach is not waived, the Borrower and the Servicer hereby acknowledge that the LEAF II Servicer Profitability Metric shall exist and that the Lender shall be fully entitled to declare the Program Termination Date and exercise all other rights and remedies with respect thereto under the RLSA and the other Transaction Documents. Notwithstanding anything to the contrary set forth herein, for the avoidance of doubt, the parties hereto hereby agree that (i) during the Forbearance Period all payments made pursuant to Section 2.04 of the RLSA shall be made as if each event listed on Schedule B hereto has occurred and is continuing and (ii) both during and after the Forbearance Period, all payments made pursuant to Section 2.04 of the RLSA shall be made as if the Facility Maturity Date has occurred.

(b) The Borrower hereby notifies the Qualifying Swap Counterparty that one or more of the LEAF II Servicer Profitability Metric constitutes the “Event of Default” (as defined in the Swap Agreement) set forth in clause (1) of Section 5(a)(vi) of the Swap Agreement and entitles the Qualifying Swap Counterparty to exercise remedies pursuant thereto absent the forbearance provided for hereunder. The Qualifying Swap Counterparty hereby agrees to forbear from exercising its rights and remedies resulting solely from such “Event of Default” or the LEAF III Breach and each of the Qualifying

Swap Counterparty and the Borrower hereby agrees that the “Early Termination Date” under (and as defined in) the Swap Agreement shall not be declared as a result of such “Event of Default” during the Forbearance Period. If the foregoing forbearance is not extended by the Qualifying Swap Counterparty by the end of the Forbearance Period, the performance metric described in Section 7.01(y)(C) of the LEAF III RLSA is not retroactively amended or the LEAF III Breach is not waived, the Borrower hereby acknowledges that such “Event of Default” shall exist under the Swap Agreement and that the Qualifying Swap Counterparty shall be fully entitled to exercise all rights and remedies with respect thereto under the Swap Agreement.

SECTION 2. Representations and Warranties. Each of the Borrower and Servicer represents and warrants that:

(a) except as expressly described in Section 1 above, or except as has been described in that certain Forbearance, Reservation of Rights and Amendment dated October 31, 2009 among the parties hereto, Morgan Stanley Bank, N.A. (f/k/a Morgan Stanley Bank), Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) and U.S. Bank National Association, no event or condition has occurred and is continuing which would constitute an Event of Default, a Program Termination Event, a Servicer Default, a Pool A Termination Event, a Pool B Termination Event, a “Termination Event” under the Swap Agreement, an “Event of Default” under the Swap Agreement, or any event that, if it continued uncured, with the lapse of time or notice, or both, would constitute any of the foregoing events; and

(b) except as expressly described in Section 1 above, its representations and warranties set forth in the RLSA, the Swap Agreement and the other Transaction Documents are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date), and such representations and warranties shall continue to be true and correct (to such extent) after giving effect to the transactions contemplated hereby.

SECTION 3. Effect of Forbearance; Ratification. Except as expressly set forth herein, the RLSA, the Swap Agreement and each of the other Transaction Documents remain in full force and effect and are hereby ratified. This Forbearance shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the RLSA or the Swap Agreement other than as specifically set forth herein.

SECTION 4. Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Forbearing Parties and the Qualifying Swap Counterparty (including costs and expenses of counsel for the Forbearing Parties and the Qualifying Swap Counterparty) incurred in connection with the preparation, execution and delivery of this Forbearance.

SECTION 5. Counterparts. This Forbearance may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 6. Governing Law. This Forbearance shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law).

SECTION 7. Section Headings. The various headings of this Forbearance are inserted for convenience only and shall not affect the meaning or interpretation of this Forbearance or any provision hereof.

SECTION 8. Entire Agreement. This Forbearance is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof, and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Forbearance as of the date first written above.

RESOURCE CAPITAL FUNDING II, LLC, as Borrower

By:	/s/ Miles Herman

Name:	Miles Herman
Title:	VP – Equipment Leasing

LEAF FINANCIAL CORPORATION, as Servicer

By:	/s/ Miles Herman
Name:	Miles Herman
Title:	President/COO

S-1	Forbearance and Reservation of Rights (Resource Capital Funding II, LLC)

MORGAN STANLEY ASSET FUNDING INC., as Lender

By:	/s/ Stephen W. Holmes

Name:	Stephen W. Holmes
Title:	Authorized Signatory

S-2	Forbearance and Reservation of Rights (Resource Capital Funding II, LLC)

MORGAN STANLEY CAPITAL SERVICES INC., as Qualifying Swap Counterparty

By:	/s/ Charmaine Fearon

Name:	Charmaine Fearon
Title:	Authorized Signatory

S-3	Forbearance and Reservation of Rights (Resource Capital Funding II, LLC)

SCHEDULE A

“LEAF III Servicer Profitability Metric” means the occurrence of any of the following events:

(i) the Event of Default set forth in Section 7.01(k) of the LEAF III RLSA,

(ii) the Event of Default set forth in Section 7.01(n) of the LEAF III RLSA,

(iii) the Event of Default set forth in Section 7.01(s) of the LEAF III RLSA,

(iv) the Event of Default set forth in Section 7.01(y)(C) of the LEAF III RLSA,

(v) the Event of Default set forth in Section 7.01(z) of the LEAF III RLSA,

(vi) the Program Termination Event set forth in clause (ii) of the definition thereof in the LEAF III RLSA,

(vii) the Program Termination Event set forth in clause (x) of the definition thereof in the LEAF III RLSA,

(viii) the Program Termination Event set forth in clause (xi)(2) of the definition thereof in the LEAF III RLSA and

(ix) the Servicer Default set forth in clause (iv) of the definition thereof in the LEAF III RLSA.

A-1

SCHEDULE B

“LEAF II Servicer Profitability Metric” means the occurrence of any of the following events:

(i) the Event of Default set forth in Section 7.01(k) of the RLSA,

(ii) the Event of Default set forth in Section 7.01(n) of the RLSA,

(iii) the Event of Default set forth in Section 7.01(q) of the RLSA,

(iv) the Event of Default set forth in Section 7.01(r) of the RLSA,

(v) the Program Termination Event set forth in clause (ii) of the definition thereof in the RLSA,

(vi) the Program Termination Event set forth in clause (x) of the definition thereof in the RLSA,

(vii) the Program Termination Event set forth in clause (xi)(2) of the definition thereof in the RLSA and

(viii) the Servicer Default set forth in clause (iv) of the definition thereof in the RLSA.

B-1